Exhibit 99.1

Aptera Motors Executes $75 Million Equity Line of Credit Facility with affiliates of New Circle Capital

Carlsbad, CA — October 14, 2025 — Aptera Motors Corp. (“Aptera”), the solar mobility company focused on developing highly efficient vehicles, today announced it has entered into share purchase agreement providing for up to $75 million of committed equity financing (the “ELOC”) with New Circle Principal Investments LLC, an affiliate of leading growth-focused investor New Circle Capital.

Aptera will have the right, but not the obligation, to issue and sell, from time to time, up to $75 million of its Class B common stock under the ELOC, at its discretion and subject to customary conditions, including the effectiveness of a resale registration statement. The Company plans to file a registration statement on Form S-1 as soon as practicable to enable potential access to the facility.

Proceeds from the ELOC are expected to support production readiness, including tooling and other activities required to bring Aptera’s Launch Edition vehicles to market. This structure gives Aptera flexibility to raise capital in stages over time, aligning with the Company’s strategic priorities and market opportunities.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

About Aptera Motors Corp. Aptera Motors Corp. is a solar mobility company driven by a mission to advance the future of efficient transportation. Its flagship vehicle is a paradigm-shifting solar electric vehicle that leverages breakthroughs in aerodynamics, material science, and solar technology to pursue new levels of efficiency. As a public benefit corporation, Aptera is committed to building a sustainable business that positively impacts its stakeholders and the environment. Aptera is headquartered in Carlsbad, California. For more information, please visit www.aptera.us.

About New Circle Capital. New Circle Capital (“New Circle”) is an institutional investor focused on small and mid-cap public companies. New Circle invests throughout the capital stack in various industries and transaction situations. New Circle is headquartered in New York, NY. For more information, please visit www.newcirclecapital.com.

Forward Looking Statements. This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding Aptera’s ability to satisfy the required conditions to utilize the facility, market conditions that may impact Aptera’s ability to access the facility on acceptable terms or at all, the possibility that the facility may not be fully utilized, expected use of proceeds and Aptera’s production and launch plans. These forward-looking statements are made as of the date they were first issued and were based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. Words such as “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, many of which involve factors or circumstances that are beyond Aptera’s control. Aptera’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors, including but not limited to, risks detailed in Aptera’s Registration Statement on Form S-1 filed with the SEC on August 27, 2025, as well as other documents that may be filed by Aptera from time to time with the SEC. The forward-looking statements included in this press release represent Aptera’s views as of the date of this press release. Aptera anticipates that subsequent events and developments will cause its views to change. Aptera undertakes no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. These forward-looking statements should not be relied upon as representing Aptera’s views as of any date subsequent to the date of this press release.

Media Contact:

Media@aptera.us

Investor Relations:

Aptera Motors Corp.

ir@aptera.us